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                            EXHIBIT 11 TO FORM 10QSB

                            ESENJAY EXPLORATION, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                            THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                               SEPTEMBER 30,                          SEPTEMBER 30,
                                                    ------------------------------------------------------------------------
                                                        2001                 2000               2001                2000
                                                    ------------        ------------        ------------        ------------
BASIC LOSS PER SHARE
Weighted average common shares
    Outstanding ................................      19,085,396          18,883,393          19,032,272          18,863,839
                                                    ============        ============        ============        ============
       Basic loss per share ....................    ($      0.34)       ($      0.33)       ($      0.44)       ($      0.31)
                                                    ============        ============        ============        ============

DILUTED LOSS PER SHARE
Weighted average common shares
    Outstanding ................................      19,085,396          18,883,393          19,032,272          18,863,839
Shares issuable from assumed conversion of
       Common share options and warrants .......         837,821             805,340           1,158,922             775,389
       Convertible preferred stock .............              --             356,999                  --             356,999
                                                    ------------        ------------        ------------        ------------
Weighted average common shares
    Outstanding, as adjusted ...................      19,923,217          20,045,732          20,191,194          19,996,227
                                                    ============        ============        ============        ============
       Diluted loss per share ..................    ($      0.32)       ($      0.31)       ($      0.42)       ($      0.29)
                                                    ============        ============        ============        ============

EARNINGS FOR BASIC AND DILUTED
    COMPUTATION

Net loss to common shareholders
    (Basic and diluted earnings per share
         computation) ..........................    ($ 6,405,087)       ($ 6,297,899)       ($ 8,412,385)       ($ 5,758,994)
                                                    ============        ============        ============        ============
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